Exhibit 99.2

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2018

			Adjustment for
	General Steel	Fresh Human	Business		Pro Forma
	Holdings	Global	Combination	Note	Combined
	Unaudited	Unaudited			Unaudited
ASSETS
CURRENT ASSETS:
Cash	$504,945	$4,364,582	$		$4,869,527
Accounts receivables	-	55,246			55,246
Other receivables, net	2,500	-			2,500
Prepaid expense	-	19,088			19,088
TOTAL CURRENT ASSETS	507,445	4,438,916	-		4,946,361

RENT DEPOSIT - NON CURRENT	-	10,058			10,058
EQUIPMENT, NET	217	-			217
INVESTMENT IN UNCONSOLIDATED ENTITIES	16,166,360	-			16,166,360

TOTAL ASSETS	$16,674,022	$4,448,974	$-		$21,122,996

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Other payables and accrued liabilities	$447,525	$25,667	$		$473,192
Other payables - related parties	8,954,509	233,373			9,187,882
Taxes payable	-	277			277
TOTAL CURRENT LIABILITIES	9,402,034	259,317	-		9,661,351

COMMITMENTS AND CONTINGENCIES

EQUITY:
Series A - Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding as of December 31, 2018 and December 31, 2017	3,093	-			3,093
Series B - Preferred stock, $0.001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2018 and December 31, 2017	-	-			-
Common stock, $0.001 par value, 200,000,000 shares authorized, 46,508,421 and 20,694,670 shares issued, 23,962,226 and 20,200,208 shares outstanding as of December 31, 2018 and December 31, 2017, respectively	42,334	-	4,175	(a)	46,509
Treasury stock, at cost, 494,462 shares as of December 31, 2018 and December 31, 2017	(839,686)	-			(839,686)
Ordinary Shares: $1 par value, 50,000 shares authorized, 1 share issued and outstanding as of December 31, 2018 and December 31, 2017	-	1	(1)	(a)	-
Additional paid-in-capital	1,257,683,756	4,777,810	(592,328)	(a)	1,261,869,238
Statutory reserves	1,107,010	-			1,107,010
Accumulated deficit	(1,253,804,487)	(409,065)	409,065	(a)	(1,253,804,487)
Accumulated other comprehensive income	3,079,968	(179,089)	179,089	(a)	3,079,968
TOTAL EQUITY	7,271,988	4,189,657	-		11,461,645

TOTAL LIABILITIES AND EQUITY	$16,674,022	$4,448,974	$-		$21,122,996

Note

(a) On December 31, 2018, the Company entered into a Share Exchange Agreement (the “Agreement”) with Fresh Human Global Ltd., a Cayman Islands corporation (“FH”) and Hummingbird Holdings Limited, the sole shareholder of FH (“Hummingbird”) holding one share of FH. Pursuant to the terms of the Agreement, Hummingbird exchanged its equity interest in FH for 4,175,095 shares of restricted stock (the “Shares”) of the Registrant (the “Exchange”). As a result of the Exchange, FH is now a wholly-owned subsidiary of the Registrant. FH was valued at approximately $4.2 million.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Income

For the year ended December 31, 2018

			Adjustment for
	General Steel	Fresh Human	Business		Pro Forma
	Holdings	Global	Combination	Note	Combined
	Unaudited	Unaudited			Unaudited
REVENUE	$-	60096			60,096
SALES TAXES	-	(137)			(137)
TOTAL REVENUE	-	59,959			59,959

OPERATING EXPENSES	$-	$222,010			222,010
GENERAL AND ADMINISTRATIVE EXPENSES	104,228	-			104,228

LOSS FROM OPERATIONS	(104,228)	(162,051)			(266,279)

OTHER INCOME (EXPENSE)
Income from equity investment	2,344,306	-			2,344,306
Finance/interest expense	(151)	(121)			(272)
Other income, net	-	79			79
Other income(expense), net	2,344,155	(42)			2,344,113

INCOME BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	2,239,927	(162,093)			2,077,834

PROVISION FOR INCOME TAXES	-	-

NET INCOME(LOSS)	$2,239,927	$(162,093)			2,077,834

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	140,445	(166,314)			(25,869)

COMPREHENSIVE INCOME (LOSS)	$2,380,372	$(328,407)			2,051,965

WEIGHTED AVERAGE NUMBER OF SHARES	23,962,226	1	11,438	(a)	23,973,664

INCOME(LOSS) PER SHARE - BASIC AND DILUTED

Net income(loss) per share	$0.11	$(162,093.14)			0.09

Note

(a) On December 31, 2018, the Company entered into a Share Exchange Agreement (the “Agreement”) with Fresh Human Global Ltd., a Cayman Islands corporation (“FH”) and Hummingbird Holdings Limited, the sole shareholder of FH (“Hummingbird”) holding one share of FH. Pursuant to the terms of the Agreement, Hummingbird exchanged its equity interest in FH for 4,175,095 shares of restricted stock (the “Shares”) of the Registrant (the “Exchange”). As a result of the Exchange, FH is now a wholly-owned subsidiary of the Registrant. FH was valued at approximately $4.5million.

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